Exhibit 10.1

FIFTH AMENDMENT TO LOAN DOCUMENTS

THIS FIFTH AMENDMENT TO LOAN DOCUMENTS (the “Amendment”) is made and entered into effective as of December 4, 2007, by and among [i]ALMOST FAMILY, INC., a Delaware corporation (“AFI”),[ii] each of the Subsidiaries of AFI that is a party to this Amendment (and whether a party pursuant to the execution and delivery of this Amendment by the Subsidiary, or by AFI as agent for same, all of which are Borrowers for the purposes of the Loan Agreement and the other Loan Documents as modified by this Amendment), and [iii]  JPMORGAN CHASE BANK, N.A., a national banking association (in its individual capacity, “Chase”), for itself as a Lender and as Agent for the Lenders (“Agent”).

RECITALS

A.     AFI, various Subsidiaries of AFI, and Chase, for itself as the Lender and in its capacity as Agent for Lenders, are parties to a certain Loan and Security Agreement dated August 3, 1999, as modified by an Omnibus Amendment to Loan Documents dated as of May 30, 2001 (“2001 Amendment”), a Second Amendment to Loan and Security Agreement (“Second Amendment”) effective as of November 5, 2002, a Third Amendment to Loan Documents effective as of March 22, 2004 (“Third Amendment”), and a Fourth Amendment to Loan Documents (“Fourth Amendment”) effective as of July 15, 2005 (collectively, the “Loan Agreement”; certain capitalized terms used in this Amendment have the meanings set forth for them in the Loan Agreement unless expressly otherwise defined herein), pursuant to which Lenders agreed to make the Loans to, and issue Letters of Credit for the account of, Borrowers subject to and in accordance with the provisions of the Loan Agreement and the other Loan Documents.

B.        Borrowers and Lenders have agreed, subject to and in accordance with the provisions of this Amendment and the Loan Documents as modified pursuant to this Amendment [i] to increase the amount of the Revolving Loan Commitment from $22,500,000 to $40,000,000, [ii] to extend the expiration date of the Original Term to June 30, 2010, [iii] to modify the manner in which the Interest Rate is determined, [iv] to modify the manner in which the Borrowing Base EBITDA Availability is calculated, [v] to modify certain of the financial covenants, and [vi] as otherwise set forth herein.

NOW, THEREFORE, in consideration of the premises, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, it is hereby agreed as follows:

ARTICLE I.

Amendments to Loan Agreement

Borrowers, Agent, and Lenders agree that, effective as of November 30, 2007 in each case, the Loan Agreement shall be modified as follows:

1.1	Section 2.1A of the Loan Agreement is amended and restated in its entirety as follows:
2.1	Loans.

A.         Revolving Loan. Each Lender, severally, agrees to lend to Borrowers from time to time its Pro Rata Share of each Revolving Advance. The aggregate amount of all Revolving Loan Commitments shall not exceed at any time $40,000,000, as reduced pursuant to the Section of this Agreement entitled “Mandatory Prepayments”. Amounts borrowed under this Section 2.1A may be repaid and reborrowed at any time prior to the earlier of (i) the termination of the Revolving Loan Commitment pursuant to any acceleration of the Obligations as provided hereinafter or (ii) the Termination Date. Except as otherwise provided herein, no Lender shall have any obligation to make a Revolving Advance to the extent such Revolving Advance would cause the Revolving Loan (after giving effect to any immediate application of the proceeds thereof) to exceed the Maximum Revolving Loan Amount.

[1]       “ Maximum Revolving Loan Amount” means, as of any date of determination, the lesser of (a) the Revolving Loan Commitment(s) of all Lenders less the Letter of Credit Reserve and (b) the Borrowing Base less the Letter of Credit Reserve.

[2]       “ Borrowing Base” means, as of any date of determination, an amount equal to the greater of [i] Asset Availability, or [ii] Borrowing Base EBITDA Availability.

[3]       “ Asset Availability” means the sum of [i] eighty-five percent (85%) of Eligible Accounts that are unpaid not more than ninety (90) days after the due date specified in the original invoice, or for more than one hundred twenty (120) days after invoice date if no due date was specified or if such due date is more than thirty (30) days beyond the specified invoice date, [ii] sixty percent (60%) of Eligible Accounts that remain unpaid more than ninety (90) days but not more than one hundred eighty (180) days after the due date specified in the original invoice (or for more than one hundred twenty (120) days or two hundred ten (210) days, respectively, after invoice date if no due date was specified or if such due date is more than thirty (30) days beyond the specified invoice date), and [iii] fifty percent (50%) of Eligible Inventory, up to a maximum of $750,000. For purposes of determining Asset Availability pursuant to clauses [i] and [ii] above, any otherwise Eligible Account not billed within 30 days after the services giving rise to same were rendered or goods were shipped nevertheless shall be deemed to have been billed, and the related invoice dated, as of such thirtieth day.

[4]       “ Borrowing Base EBITDA Availability” means, during the period from and including September 30, 2007 and at all times thereafter, the EBITDA Multiple times Borrowing Base EBITDA for the immediately preceding twelve (12) consecutive calendar months for which the monthly financial statements required by the Reporting Rider have been delivered.

As used in this Agreement, the term “EBITDA Multiple” for purposes of determining Borrowing Base EBITDA Availability under this Section 2.1A[4] means 3.50.

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1.2       The Borrowing Base Exhibit (§11.1) in the form attached to and made a part of this Amendment is substituted for the form thereof in effect immediately prior to the execution and delivery of this Amendment.

1.3       The Interest Rate Margin Schedule (§2.2) in the form attached to and made a part of this Agreement is substituted for the form thereof in effect immediately prior to the execution and delivery of this Amendment.

1.4       November 30, 2010 is agreed to be the expiration date of the Original Term referred to in Section 2.5 of the Loan Agreement.

1.5       The Financial Covenants Rider(Article 6) attached to and made a part of this Amendment is substituted for the form thereof in effect immediately prior to the execution and delivery of this Amendment.

1.6	The provisions of Section 10.18, captioned "Arbitration", are deleted.

1.7       The Compliance Certificate Schedule(§11.1) in the form attached to and made a part of this Amendment is substituted for the form thereof in effect immediately prior to the execution and delivery of this Amendment.

1.8       The amount of “$1,000,000” is substituted for both the amount of “$500,000” in the first line, and the amount of “$500,000” in the second line, of the definition of “Acquisition Threshold” contained in Section 11.1 of the Loan Agreement.

ARTICLE II.

Conditions to Effectiveness

2.1       The provisions of Article 1 of this Amendment shall become effective when, and only when, Agent shall have received this Amendment and each of the documents or instruments set forth below (collectively, for purposes of this Amendment, the “Additional Loan Documents”, all of which upon the satisfaction of all the conditions set forth in this Article 2 shall be deemed part of the “Loan Documents” referred to in the Loan Agreement), executed by the each of the parties hereto and the parties thereto where provided, respectively, and in form and substance satisfactory in all respects to Agent in its sole discretion, and when each of the other conditions set forth below has been satisfied to the satisfaction of Agent:

A.        A Joinder Agreement executed and delivered by each Subsidiary of AFI not already a party to the Loan Agreement;

B.        A new Note to evidence the Revolving Loan Commitment in the amount of $40,000,000, which instrument shall be substituted for, but not a novation of, the Note delivered on the Closing Date;

C.        Certified Resolutions of the Board of Directors of Borrowers authorizing the execution and delivery by them of this Amendment;

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D.        An opinion of counsel to Borrowers as to the due authorization, execution and delivery by them of this Amendment and the $40,000,000 Note and such other matters as Agent reasonably requests;

E.        Borrowers shall pay to Agent for the benefit of Lenders [i] a fee in the amount of $100,000 for entering into this Amendment; and

F.        Agent shall receive such other documents, instruments and certificates, if any, as Agent may reasonably request to insure the binding effect in accordance with the terms hereof of the Loan Agreement and the other Loan Documents as modified by this Amendment and the other Additional Loan Documents.

ARTICLE III.

Other Provisions

3.1       Borrowers agree to pay, at the time of execution and delivery of this Amendment, a fee in the amount of $100,000.00 to Chase as consideration for its entering into this Amendment.

3.2       Borrowers hereby restate and confirm each of the representations, warranties and covenants contained in the Loan Agreement and the other Loan Documents, as modified by this Amendment. Without limitation of the preceding sentence, Borrowers represent and warrant that this Amendment has been executed and delivered by a representative of AFI for itself and on behalf of each of the Borrowers duly authorized to do so and is valid and binding on Borrowers.

3.3       Borrowers agree to reimburse Agent for all expenses incurred by Agent and Lenders in connection with the preparation, execution, delivery and performance of this Amendment, including, without limitation, for reasonable fees of legal counsel to Agent.

3.4       Except as expressly modified by this Amendment, all terms and conditions of the Note(s), the Loan Agreement, the Mortgages and the other Loan Documents shall remain in full force and effect as they were immediately prior to the execution and delivery of this Amendment, and those terms and conditions as modified are incorporated herein by this reference and shall govern this Amendment in all respects. Upon the effectiveness of this Amendment, each reference in the Note(s), the Loan Agreement and the other Loan Documents to the terms “Loan Agreement,” “hereunder,” “hereof, “herein” or words of like import shall mean and be deemed a reference to the Loan Agreement as modified by this Amendment.

3.5       This Amendment may not be modified in any respect except in writing signed by the party charged with such modification. This Amendment constitutes the final, complete and exclusive agreement among Agent, Lenders and Borrowers concerning its subject matter and neither the Agent, Lenders nor the Borrowers are relying on any oral agreements or understandings of any nature whatsoever with respect thereto.

3.6       This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky.

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IN TESTIMONY WHEREOF, witness the signatures on behalf of Borrowers, Agent and Lenders effective as of the date first above written.

“Borrowers”

ALMOST FAMILY, INC., a Delaware corporation, for itself as a Borrower and as agent for each of the other Borrowers under the Loan Agreement

By /s/ C. Steven Guenthner
C. Steven Guenthner
Senior Vice President and
Chief Financial Officer

“Agent” and “Lenders”

JPMORGAN CHASE BANK, N.A., as Agent and for itself as a Lender

By /s/ Robert E. Miles
Robert E. Miles
Senior Vice President

Attachments

-- Borrowing Base Certificate Exhibit (§11.1)

-- Interest Rate Margin Schedule (§2.2)

-- Financial Covenants Rider (Article 6)

-- Compliance Certificate Schedule (§11.1)

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Attachment to

Fifth Amendment to Loan Documents

Borrowing Base Certificate Exhibit(§11.1)

BORROWING BASE CERTIFICATE

(Almost Family, Inc. and the other Borrowers)

(All amounts and calculations are determined on a consolidated basis for all Borrowers as of the Certificate Effective Date in each case)

(000s omitted throughout)

1.	Revolving Loan Commitment(s) Availability

A.	Revolving Loan Commitment(s)	$40,000

Less

B.	The sum of the following Mandatory Prepayments,
if the effect of same is to reduce the Revolving
Credit Commitment

[1]	Proceeds of Asset Dispositions
(as described in Section 2.4B[2] of the
Loan Agreement)	$_______________

Less

C.	The Letter of Credit Reserve calculated, without duplication, as follows:

[1]	All reimbursement and other liabilities of
Borrowers or any of their Subsidiaries with respect
to each Lender Letter of Credit, whether contingent or
otherwise including:

[a]	Amount available to be drawn or
which may become available
to be drawn	$_______________

[b]	All amounts which have been
paid or made available by any
Lender issuing a Lender Letter of
Credit to the extent not reimbursed	$_______________

[c]	All unpaid interest, fees and
expenses related thereto	$_______________

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[2]	Letter of Credit Liability for Lender
Letters of Credit
(sum of C[1][a] through C[1][c])	$_______________

D.	Revolving Loan Commitment Availability
(1A minus 1B minus 1C[2])	$_______________

2.	Asset Availability

A.	85% of Eligible Accounts unpaid not more than
90/120 days (see attached Schedule)	$ _______________

Plus

B.	60% of Eligible Accounts unpaid not more than
180/210 days	$_______________

Plus

C.	50% of Eligible Inventory (not to exceed $750)	$_______________

D.	Asset Availability (2A plus 2B plus 2C)	$_______________

3.	Borrowing Base EBITDA Availability

A.	3.50 times EBITDA for preceding 12 months	$______________
4.	Borrowing Base Availability

A.	Borrowing Base (greater of 2D or 3A)	$_______________

Less

B.	Letter of Credit Liability for Lender
Letters of Credit (1C[2])	_______________

C.	Borrowing Base Availability
(2A minus 2B)	_______________

5.	Maximum Revolving Loan Amount

A.	Lesser of line 1D and line 4C	$ _______________

B.	Revolving Loans outstanding as of
Certificate Effective Date	$ _______________

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C.	Availability as of Certificate Effective Date
(5A minus 5B)	$ _______________

SCHEDULE OF ELIGIBLE ACCOUNTS RECEIVABLE

(All amounts and calculations are determined on a consolidated basis for all Borrowers as of Calculation Effective Date in each case)

A.	Gross Accounts Receivable	$ _______________

Minus

B.	Accounts that are not Eligible Accounts (See Section

2.1B for complete criteria)

[1]	Payable more than 180 days after date of
invoice issuance	$ _______________

[2]	Unpaid more than 180 days after due date

specified in invoice, or 210 days if no due

date was specified	_______________

[3]	Credits due from Borrowers to account
debtors of Borrowers	_______________

[4]	Account debtor located outside U.S.	_______________

[5]	Account debtor that an Agent has identified
as having unsatisfactory credit standing	_______________

[6]	Account (other than Medicare and Medicaid)
for which debtor is U.S. Government or
instrumentality, and no Assignment of
Claims compliance	_______________

[7]	Account debtor is Affiliate of Borrowers
or a director, officer, agent, stockholder or
employee of any Borrower or any of their
Affiliates	_______________
[8]	Accounts as to which more than 25%

of aggregate accounts are unpaid more

than 180 days after due date

(210 if no due date specified)	_______________

[9]	Accounts subject to unresolved
dispute to extent of the dispute	_______________

[10]	Evidenced by instrument not in
possession of Agent, on behalf of Lenders	_______________

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[11]	Accounts not subject to first priority Lien of
Agent, on behalf of Lenders	_______________

[12]	Accounts subject to Lien of a Person other
than Agent not a Permitted Encumbrance	________________

[13]	Accounts from account debtors subject to
bankruptcy or insolvency	________________

[14]	Accounts from an account debtor in excess of
20% of all Accounts due from that same
account debtor at the Certificate Date	________________

[15]	Accounts for which account debtor’s

obligation to pay is conditional

(e.g., bill and hold; consignment)	______________

[16]	Account for which account debtor is located

in New Jersey or other applicable state and

Borrower hasn’t either qualified there or

filed Notice of Business Activities

Report or similar filing
Report or similar filing	_______________

[17]	Accounts for which account debtor is

creditor of Borrower, to extent of credits

owed by Borrower	_______________

[18]	Subtotal [1 through 17]	$ _______________

C.	Eligible Accounts [A minus B18]	$ _______________

AGING SUMMARY OF ACCOUNTS RECEIVABLE

(All amounts and calculations are determined on a consolidated basis for all Borrowers as of Certificate Effective Date in each case)

Current	$___________________

1 to 30 days past due	$___________________

31 to 60 days past due	$___________________

61 to 90 days past due	$___________________

91 to 120 days past due	$___________________

121 to 150 days past due	$___________________

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151 to 180 days past due	$___________________

Over 180 days past due	$___________________

Total Accounts Receivable	$___________________

(Reconcile to line 1 of calculation of

Eligible Accounts Receivable)

AGING SUMMARY OF ACCOUNTS PAYABLE

(All amounts and calculations are determined on a consolidated basis for all Borrowers as of Certificate Effective Date in each case)

Current	$___________________

1 to 30 days past due	$___________________

31 to 60 days past due	$___________________

61 to 90 days past due	$___________________

91 to 120 days past due	$___________________

Over 120 days past due
Over 120 days past due	$___________________

Total Accounts Payable	$___________________

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Attachment to

Fifth Amendment to Loan Documents

Interest Rate Margin Schedule (§2.2)

to

Loan and Security Agreement

As of each Interest Calculation Date commencing December 31, 2007, the Base Rate Margin and the LIBOR Margin and the Unused Line Fee, respectively, shall be that percentage increment as set forth below according to the ratio (being the Leverage Ratio as defined in the Financial Covenants Rider) of Total Funded Debt of Borrowers as of such Interest Calculation Date divided by EBITDA of Borrowers during the Applicable Calculation Period ending on such Interest Calculation Date:

LEVEL	RATIO	BASE RATE MARGIN	LIBOR MARGIN	UNUSED LINE FEE
1. Less than or equal to 1.00 to 1.00		-1.50	1.25	0.250
2. Greater than 1.00 to 1.00 and less than or equal to 1.00 to 1.50		-1.25	1.50	0.250
3. Greater than 1.50 to 1.00 and less than or equal to 2.00 to 1.00		-1.00	1.75	0.250
4. Greater than 2.00 to 1.00 and less than or equal to 2.50 to 1.00		-0.75	2.00	0.350
5. Greater than 2.50 to 1.00 and less than or equal to 3.00 to 1.00		-0.50	2.25	0.350
6. Greater than 3.00 to 1.00		-0.25	2.50	0.350

From the effective date of this Amendment until December 31, 2007, the Base Rate Margin and LIBOR Margin and Unused Line Fee shall be assumed to be and applied in accordance with Level 2 above, regardless of the actual Leverage Ratio during that period.

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Attachment to

Fifth Amendment to Loan Documents

Financial Covenants Rider(Article 6)

to

Loan and Security Agreement

The consolidated financial statements of Borrowers shall, as of the end of each fiscal quarter of Borrowers after September 30, 2007, reflect compliance with the following financial covenants, determined in accordance with GAAP:

A.        The Adjusted Fixed Charge Coverage Ratio for each Applicable Calculation Period shall not be less than 1.75 to 1.00.

B.        The ratio (“Leverage Ratio”) of Total Funded Debt as of the date of calculation divided by EBITDA during the Applicable Calculation Period ending on such date of calculation shall not be greater than 3.50 to 1.00.

C.        Net Worth shall never be less than the sum of [i] $18,500,000, plus [ii] 80% of net income, without giving effect to any losses, during each fiscal quarter of Borrowers beginning with the quarter ending September 30, 2007.

D.         Capital Expenditure Limits. The aggregate amount of all Capital Expenditures, Capital Leases with respect to fixed assets of Borrowers and their Subsidiaries (which shall be considered to be expended in full on the date such Capital Lease is entered into) and other contracts with respect to fixed assets initially capitalized on Borrowers’ or any Subsidiary’s balance sheet prepared in accordance with GAAP (which shall be considered to be expended in full on the date such contract is entered into) (excluding, in each case, expenditures for trade-ins and replacement of assets to the extent funded with casualty insurance proceeds) will not exceed the amount of $5,000,000.00 during each Applicable Calculation Period.

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Attachment to

Fifth Amendment to Loan Documents

Compliance Certificate Schedule (§11.1)

to

Loan and Security Agreement

COMPLIANCE CERTIFICATE

This Compliance Certificate is being delivered to JPMorgan Chase Bank, N.A., a national banking association (in its individual capacity “Chase”), for itself as a Lender and as Agent for the Lenders, as that term is defined herein, pursuant to Section 5.6 of that certain Loan and Security Agreement dated as of August 3, 1999, as amended, among [i] Almost Family, Inc., a Delaware corporation (f/k/a Caretenders Health Corp.) and each of the other Borrowers that are parties thereto (referred to hereinafter each individually as a “Borrower” and collectively as the “Borrowers”), [ii] the financial institution(s) that are parties thereto and their respective successors and Eligible Assignees (each individually a “Lender” and collectively “Lenders”) and [iii] Chase, for itself as a Lender and as agent (“Agent”) for the Lenders (together with all amendments, modifications and supplements thereto and all restatements thereof, the “Loan Agreement”). All capitalized terms used herein without definition shall have the meanings assigned to those terms in the Loan Agreement. The undersigned Chief Financial Officer of Almost Family, Inc., for itself as a Borrower and as agent for the other Borrowers, hereby certifies on behalf of each of the Borrowers that, as of the last day of the most recently ended fiscal quarter, ____________________ _____, 200__ (the “Compliance Date”):

1.	Ratio Requirements.
A.

The Adjusted Fixed Charge Coverage Ratio for the Applicable Calculation Period in effect as of the Compliance Date (being the four consecutive complete fiscal quarters of Borrowers ending ____________ 200_), was _____ to 1.00 calculated as follows (all amounts in the following calculations are determined for Borrowers and their Subsidiaries on a consolidated basis) [Reference Financial Covenants Rider to the Loan Agreement and Section 11.1 of the Loan Agreement]:

[1]	Net income determined in accordance with GAAP	__________

plus, to the extent included in the calculation of net

income the sum of

[2]	Income and franchise taxes paid or accrued	__________
[3]	Interest expense, net of interest income, paid or accrued	__________
[4]	Amortization and depreciation expense	__________
[5]	Extraordinary or non-recurring “cash” losses
acceptable to Agent	__________

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[6]	Extraordinary or non-recurring non-cash charges
acceptable to Agent	__________

less, to the extent included in the calculation of net income the sum of

[7]	The income of any Person (other than wholly-owned

Subsidiaries of Borrowers) in which any Borrower or a

wholly owned Subsidiary of a Borrower has an ownership

interest except to the extent such income is received by

Borrowers or such wholly-owned Subsidiary in a cash

distribution during such period	__________

[8]	Gains from sales or other dispositions of

assets (other than Inventory in the normal

course of business)	__________
[9]	Extraordinary or non-recurring gains	__________
[10]	EBITDA: ([1]+([2]+[3] +[4]+[5]+[6])
-([7]+[8]+[9])	__________
[11]	Interest expense	__________
[12]	Income tax expense	__________
[13]	Current maturities of long term debt	__________
[14]	Current maturities of payments due under
Capital Leases	__________
[15]	Dividends and distributions	__________
[16]	Adjusted Fixed Charges: (Total of [11]
through [15])	$_________
Calculation: [10] divided by [16]	__________

Required: not less than 1.75 to 1.00

B.

The ratio (the “Leverage Ratio” ) of Total Funded Debt divided by EBITDA, for the Applicable Calculation Period in effect as of the Compliance Date, was _____ to _____ calculated as follows (all amounts in the following calculation are determined for Borrowers and their Subsidiaries on a consolidated basis) [Reference Financial Covenants Rider to the Loan Agreement and Section 11.1 of the Loan Agreement]:

[1]	Indebtedness for borrowed money	__________

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[2]	Indebtedness under Capital Leases	__________
[3]	Subordinated Debt	__________
[4]	Mandatorily redeemable preferred stock	__________
[5]	Contingent debt obligations including under
letters of credit	__________
[6]	Total Funded Debt: [1]+[2]+[3]+[4]+[5]	__________
[7]	EBITDA: Section 1A [10] above	__________
Calculation: [6] divided by [7]	__________
Required:	Not greater than 3.50 to 1.00.

C.	The Net Worth of the Borrowers as of the Compliance Date was _____________ ([3] below) [Reference Financial Covenants Rider to Loan Agreement and Section 11.1 of the Loan Agreement]:
[1]	Capital stock and additional paid-in capital	__________
[2]	Retained earnings (or less accumulated deficit)
calculated in conformity with GAAP	__________

[3]	Net Worth [1]+[2]	__________
Required:

Not less than the sum of [i] $18,500,000, plus [ii] 80% of net income, without giving effect to any losses, during each fiscal quarter of Borrowers, commencing with the fiscal quarter of Borrowers that ends on September 30, 2007.

[i]	$18,500,000

+	[ii]	___________
Total:	___________
D.

The aggregate amount of all Capital Expenditures, Capital Leases with respect to fixed assets of Borrowers and their Subsidiaries (which shall be considered to be expended in full on the date such Capital Lease is entered into) and other contracts with respect to fixed assets initially capitalized on Borrowers’ or any Subsidiary’s balance sheet prepared in accordance with GAAP (which shall be considered to be expended in full on the date such contract is entered into) (excluding, in each case, expenditures for trade-ins and replacement of assets to the extent funded with casualty insurance proceeds) during the Applicable Calculation Period ending as of the Compliance Date was _____________

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calculated as follows [Reference Financial Covenants Rider to Loan Agreement and Section 11.1 of the Loan Agreement]:

[1]	Capital Expenditures	__________
[2]	Capital Leases with respect to fixed assets of|

Borrowers and their Subsidiaries (which shall be

considered to be expended in full on the date such

Capital Lease is entered into)	__________
[3]	Other contracts with respect to fixed assets

initially capitalized on Borrowers’ or any

Subsidiary’s balance sheet prepared in accordance

with GAAP (which shall be considered to be

expended in full on the date such contract is

entered into) (excluding, in each case, expenditures

for trade-ins and replacement of assets to

the extent funded with casualty

insurance proceeds)	__________
Calculation: [1]+[2]+[3]	__________

Required:

not greater than $5,000,000 during each Applicable Calculation Period

2.	Covenants.

Indebtedness and Liabilities. Since the immediately preceding Compliance Date, no Borrower nor any Subsidiary of any Borrower has incurred or assumed any new or additional Indebtedness in excess of the limits proscribed by Section 7.1 of the Loan Agreement, other than [if any such new or additional prohibited Indebtedness has been incurred or assumed by any Borrower or any Subsidiary of any Borrower, described the amount and nature of the prohibited Indebtedness, the assets securing the same, if any, and the holder thereof] [Reference Section 7.1 of the Loan Agreement].

A.

Guaranties. Since the immediately preceding Compliance Date, no Borrower has consummated any of the transactions prohibited by Section 7.2 of the Loan Agreement, other than [if any Borrower consummated any of the transactions prohibited by Section 7.2 of the Loan Agreement, describe such transactions in detail] [Reference Section 7.2 of the Loan Agreement].

B.

Transfers, Liens and Related Matters. Since the immediately preceding Compliance Date, no Borrower has consummated any of the transactions prohibited by Section 7.3 of the Loan Agreement, other than [if any Borrower consummated any of the transactions prohibited by Section 7.3 of the Loan Agreement, describe such transactions in detail] [Reference Section 7.3 of the Loan Agreement].

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C.

Investments and Loans. Since the immediately preceding Compliance Date, no Borrower has made or permitted to exist any investments in or any loans to any other Person prohibited by Section 7.4 of the Loan Agreement, other than [if any Borrower made or permitted to exist any investments in or any loans to any Person prohibited by Section 7.4 of the Loan Agreement, describe such investments and/or loans in detail] [Reference Section 7.4 of the Loan Agreement].

D.

Restricted Junior Payments. Since the immediately preceding Compliance Date, no Borrower has directly or indirectly declared, ordered, paid, made or set apart any sum for any Restricted Junior Payment prohibited by Section 7.5 of the Loan Agreement, other than [if any Borrower declared, ordered, paid, made or set apart any sum for any Restricted Junior Payment prohibited by Section 7.5 of the Loan Agreement, describe such transactions in detail] [Reference Section 7.5 of the Loan Agreement].

E.

Restriction on Fundamental Changes. Since the immediately preceding Compliance Date, no Borrower has consummated any of the transactions prohibited by Section 7.6 of the Loan Agreement, other than [if any Borrower consummated any of the transactions prohibited by Section 7.6 of the Loan Agreement, describe such transactions in detail] [Reference Section 7.6 of the Loan Agreement].

F.

Changes Relating to Subordinated Debt. Since the immediately preceding Compliance Date, no Borrower has changed or amended the terms of the Subordinated Debt as prohibited by Section 7.7 of the Loan Agreement, other than [if any Borrower has changed or amended the terms of the Subordinated Debt as prohibited by Section 7.7 of the Loan Agreement, describe such changes or amendments in detail] [Reference Section 7.7 of the Loan Agreement].

G.

Transactions with Affiliates. Since the immediately preceding Compliance Date, no Borrower has consummated any of the transactions prohibited by Section 7.8 of the Loan Agreement, other than [if any Borrower consummated any of the transactions prohibited by Section 7.8 of the Loan Agreement, describe such transactions in detail] [Reference Section 7.8 of the Loan Agreement].

H.

Conduct of Business. Since the immediately preceding Compliance Date, no Borrower has engaged in any business other than businesses of the type engaged in by any such Borrower on the Closing Date, other than [if any Borrower has engaged in any business other than businesses of the type engaged in by any such Borrower on the Closing Date describe any such business(es) in detail] [Reference Section 7.9 of the Loan Agreement].

I.

Tax Consolidations. Since the immediately preceding Compliance Date, no Borrower has filed or consented to the filing of any consolidated income tax return with any Person other than [if any Borrower has filed or consented to the

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filing of any consolidated income tax return with any Person describe such filing in detail] [Reference Section 7.10 of the Loan Agreement].

J.

Subsidiaries. Since the immediately preceding Compliance Date, no Borrower has established, created or acquired any Subsidiaries other than [if any Borrower has established, created or acquired any Subsidiaries describe such Subsidiaries in detail] [Reference Section 7.11 of the Loan Agreement].

K.

Fiscal Year; Tax Designation. Since the immediately preceding Compliance Date, no Borrower has changed its Fiscal Year or elected to be designated as an entity other than a C Corporation as defined in IRC other than [if any Borrower has changed its Fiscal Year or elected to be designated as an entity other than a C Corporation as defined in IRC describe any such change(s) in detail] [Reference Section 7.12 of the Loan Agreement].

L.

Press Release; Public Offering Materials. Since the immediately preceding Compliance Date, no Borrower has disclosed the name of Agent or any Lender in any press release or in any prospectus, proxy statement or other materials filed with any governmental entity relating to a public offering of the capital stock of any Loan Party except as may be required by law other than [if any Borrower has disclosed the name of Agent or any Lender in any press release or in any prospectus, proxy statement or other materials filed with any governmental entity relating to a public offering of the capital stock of any Loan Party except as may be required by law describe any such disclosure(s) in detail] [Reference Section 7.13 of the Loan Agreement].

M.

Bank Accounts. Since the immediately preceding Compliance Date, no Borrower has established any new bank accounts, or attempted to amend or terminate any Blocked Account or lockbox agreement without Agents’ prior written consent other than [if any Borrower has established any new bank accounts, or attempted to amend or terminate any Blocked Account or lockbox agreement without Agent’s prior written consent describe any such new bank accounts or amendments or terminations to any Blocked Account or lockbox agreement in detail] [Reference Section 7.14 of the Loan Agreement]

N.

Operating Leases. Since the immediately preceding Compliance Date, no Borrower has entered into any lease or rental agreement that is not a Capital Lease except [if Borrower has entered into such an agreement, describe in reasonable detail] [Reference Section 7.15 of the Loan Agreement].

O.

Environmental Compliance. No Borrower has, since the immediately preceding Compliance Date, [i] failed to comply with all Environmental Laws or [ii] as applicable, created, permitted to exist, or obtained knowledge of any claims, liabilities, Liens, investigations, litigation, administrative proceedings, whether pending or threatened, or judgments or orders relating to any Hazardous Materials asserted or threatened against any Loan Party or relating to any real property currently or formerly owned, leased or operated by any Loan Party other than [if

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any Borrower has created, permitted to exist or obtained knowledge of any such matters describe any such matters in detail][Reference Section 5.15 of the Loan Agreement].

The undersigned Chief Financial Officer of Almost Family, Inc. executing and delivering this Compliance Certificate on behalf of Almost Family, Inc., for itself as a Borrower and for the other Borrowers, further certifies that ____________ has reviewed the Loan Agreement and has no knowledge of any event or condition which constitutes an Event of Default under the Loan Agreement or the other Loan Documents other than [if any Event of Default has occurred, describe the same, the period of existence thereof and what action the any Borrower has taken or proposes to take with respect thereto].

IN WITNESS WHEREOF, Almost Family, Inc., for itself as a Borrower and as agent for the other Borrowers, through its duly authorized Chief Financial Officer, has executed this Compliance Certificate this _____ day of _______________, 200__.

ALMOST FAMILY, INC., a Delaware corporation, for itself as a Borrower and as agent for the other Borrowers

By:	______________________________

Name:	______________________________

Title:	______________________________

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